UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  May 5, 2017

ACTIVISION BLIZZARD, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-15839	95-4803544
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3100 Ocean Park Boulevard, Santa Monica, CA	90405
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:  (310) 255-2000

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company                                              ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.       ☐

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers.

Activision Blizzard, Inc. (the “Company”) has announced the following senior management transitions:

•                  On May 9, 2017, the Company’s Board of Directors appointed Collister (“Coddy”) Johnson as its President and Chief Operating Officer, effective June 26, 2017.  Mr. Johnson will assume the title and duties of Thomas Tippl, the Company’s current Chief Operating Officer, who, on May 5, 2017, entered into an employment agreement with the Company to serve as a Vice Chairman of the Company. While Robert A. Kotick will continue to serve as the Company’s Chief Executive Officer and continue to play an active role in the day-to-day management of the Company, Mr. Johnson will also assume the title of President from Robert A. Kotick.

•                  On May 9, 2017, the Company’s Board of Directors appointed Spencer Neumann as its Chief Financial Officer, effective May 30, 2017.  Mr. Neumann will assume the title and duties of Dennis Durkin, the Company’s current Chief Financial Officer, who on May 10, 2017, entered into an employment agreement with the Company to serve as Chief Corporate Officer of the Company.

Biographical information regarding the two new officers is set forth below, followed by a summary of the compensatory agreements entered into by the Company in connection with these senior management transitions.  A copy of each such agreement is attached as an exhibit hereto and is incorporated herein by reference.  The descriptions of the agreements provided below do not purport to be complete and are qualified in their entirety by reference to the full text of such agreements.

Mr. Johnson, 40, served as Chief Operating Officer and co-founder of Altschool, a public benefit, education technology company developing a personalized, whole-child learning platform for students and classrooms nationwide, from April 2016 until May 2017.  He was previously employed by the Company from 2008 to 2016, serving as Chief Financial Officer and Head of Operations, Activision Publishing (2012 to 2016), Chief Operating Officer, Activision Studios (2010 to 2012) and as Senior Vice President and Chief of Staff to the Company’s Chief Executive Officer (2008 to 2010).

Mr. Neumann, 47, served as Chief Financial Officer and Executive Vice President, Global Guest Experience of Walt Disney Parks and Resorts, a division of The Walt Disney Company, a diversified worldwide entertainment company, from March 2012 until May 2017.  Previously, he held several other roles with The Walt Disney Company, which he initially joined in 1992, including Executive Vice President, ABC Television Network (2001 to 2004); Chief Financial Officer, the Walt Disney Internet Group (1999 to 2001); and Vice President, Head of Business Operations, Anaheim Sports, Inc. (1997 to 1999).  He was also a member of Disney’s Strategic Planning and Development group from 1992 to 1995.  From 2005 until rejoining Disney in 2012, Mr. Neumann worked at the private equity firms of Providence Equity Partners and Summit Partners.

There are no family relationships between the new officers and any director or executive officer of the Company.  Neither of the new officers has engaged in any related person transaction (as defined in Item 404(a) of Regulation S-K) with the Company.

Johnson Employment Agreement.  Mr. Johnson’s term of employment under his agreement begins on June 26, 2017 and ends on June 30, 2020 (subject to the Company’s right to extend for an additional year). The agreement provides for: a minimum annual base salary of $1,300,000; eligibility to receive annual discretionary bonuses targeted at 100% of base salary, with an opportunity to receive an additional bonus ranging from 10% to 100% of base salary for any year in which earnings per share growth equals or exceeds 15% of the higher of the previous year’s approved annual operating plan goal and actual results (with a maximum payout being received if such earnings per share growth is at least 24%); participation in other benefits generally available to executives; a Company-paid supplemental life insurance policy with a face amount of $3 million; and a payment of $2.2 million as a long-term contract inducement, $1 million of which will be paid shortly after he commences employment and the remainder of which will be paid in January 2018.  The entire $2.2 million payment is subject to “clawback” if Mr. Johnson leaves the Company’s employment in certain situations within one year of receiving such payment.

Mr. Johnson will initially be granted equity awards having a target value at grant of $15 million ($17.25 million at maximum performance), consisting of: options ($6.0 million grant value) vesting on June 29, 2020; and performance-vesting restricted share units ($9.0 million grant value at target, $11.25 million at maximum performance), two-ninths of which will vest on each of June 29, 2018, 2019 and 2020, in each case based upon the level of achievement of the operating income objective for the Company set forth in its annual operating plan for the prior year, and one-ninth of which will vest on each of June 29, 2018, 2019 and 2020, in each case based upon the level of achievement of the earnings per share objective for the Company set forth in its annual operating plan for the prior year.  Elements of Mr. Johnson’s compensation arrangement are designed to incent multi-year growth. Beginning in 2018, Mr. Johnson is eligible to receive: additional annual grants of performance-vesting restricted share units with vesting based on the achievement of the Company’s three-year growth plans, with a target value of $1.0 million per year; and additional annual grants of performance-vesting restricted share units with vesting based on year-over-year earnings per share growth of at least 15%, with a target value of $3.0 million per year. In 2020, Mr. Johnson is eligible to receive an additional one-time equity grant with a target value of $3.0 million.

If the agreement is terminated by reason of Mr. Johnson’s death, his heirs or estate will be entitled to receive, in addition to any amounts earned or accrued but unpaid, a lump sum payment of two times his base salary, and any vested options will generally remain exercisable for one year after his death.  If the agreement is terminated by the Company without “cause”, by Mr. Johnson due to the relocation of his principal place of business, or as a result of his disability, he is entitled to receive, in addition to any amounts earned or accrued but unpaid, salary continuation through the expiration date of the agreement, a pro rata annual bonus with respect to the current year and in the case of his termination due to disability, any vested options will generally remain exercisable for one year after such termination.  In addition, if the agreement is terminated for any of the above-referenced reasons prior to June 29, 2020, then Mr. Johnson (or his heirs or estate) will receive an additional severance payment of $2.0 million if such termination is after December 31, 2017 and the Company’s operating income for 2017 is at least 90% of the target set forth in the Company’s annual operating plan for the year and positive; an additional severance payment of $2.0 million if such termination is after December 31, 2018 and the Company’s operating income for 2018 is at least 90% of the target set forth in the Company’s annual operating plan for the year and positive; and an additional severance payment of $2.0 million if such termination is after December 31, 2019 and the Company’s operating income for 2019 is at least 90% of the target set forth in the Company’s annual operating plan for the year and positive.

Further, if the agreement is terminated for any of the above-referenced reasons and such termination occurs after the completion of a performance period for any tranche of his initial grant of restricted share units for which the applicable performance objective has been achieved, then an amount calculated in accordance with the agreement will be paid by the Company in consideration of the termination of the performance award prior to its vesting.  Certain payments contemplated by the agreement that would constitute “parachute payments” within the meaning of Section 280G of the Internal Revenue Code are subject to reduction.

Neumann Employment Agreement.  Mr. Neumann’s term of employment under his agreement begins on May 30, 2017 and ends on April 30, 2020 (subject to the Company’s right to extend for an additional year). The agreement provides for: a minimum annual base salary of $850,000; eligibility to receive annual discretionary bonuses targeted at 150% of base salary; participation in other benefits generally available to executives; a Company-paid supplemental life insurance policy with a face amount of $5 million; and, if he begins his employment on or before May 30, 2017, a payment of $2 million as a long-term contract inducement, half of which will be paid in cash shortly after he commences employment and the remainder of which will be paid in cash or equity, at his election, on May 30, 2018.

Mr. Neumann will initially be granted equity awards having a target value at grant of $14 million ($23 million at maximum performance), consisting of: options ($2.8 million grant value) vesting in four equal installments on each of the first four anniversaries of April 14, 2017; performance-vesting restricted share units ($7.5 million grant value at target, $9.3 million at maximum performance), one-quarter of which will vest on each of March 31, 2018, 2019, 2020 and 2021, in each case based upon the level of achievement of the earnings per share objective for the Company set forth in its annual operating plan for the prior year; and additional performance-vesting restricted share units ($3.7 million grant value at target, $11.2 million at maximum performance), one-quarter of which will vest on each of March 31, 2018, 2019, 2020 and 2021, in each case based upon the Company’s operating income for the prior year as compared to the Company’s operating income for the year prior to that, with additional vesting opportunities in the event that actual performance with respect to the operating income goal for any year exceeds 115% of the target.  To incent multi-year growth, he is also eligible to receive additional annual equity grants with vesting based on the achievement of the Company’s three-year growth plans, with a target value of $1.4 million per year, beginning in 2017.

If the agreement is terminated by reason of Mr. Neumann’s death, his heirs or estate will be entitled to receive, in addition to any amounts earned or accrued but unpaid, a lump sum payment of two times his base salary, a pro rata annual bonus with respect to the year of his death, and continued health insurance for his spouse and minor children for one year, and any vested options will generally remain exercisable for one year after his death.  If the agreement is terminated by the Company without “cause”, by Mr. Neumann due to the relocation of his principal place of business or a material diminution in his responsibilities, duties or title, or as a result of his disability, he is entitled to receive, in addition to any amounts earned or accrued but unpaid, salary continuation through the expiration date of the agreement, a pro rata annual bonus with respect to the current year, continued health insurance for himself, his spouse and his minor children for up to one year, and in the case of his termination due to disability, any vested options will generally remain exercisable for one year after such termination.  In addition, if the agreement is terminated for any of the above-referenced reasons, and such termination occurs after the completion of a performance period for any tranche of either grant of restricted share units for which the applicable performance objective has been achieved, then an amount calculated in accordance with the agreement will be paid by the Company in consideration of the termination of the performance award prior to its vesting.  Certain payments contemplated by the agreement that would constitute “parachute payments” within the meaning of Section 280G of the Internal Revenue Code are subject to reduction.

Tippl Employment Agreement.  Mr. Tippl’s term of employment under this agreement began as of May 5, 2017 and will continue until terminated by either party upon three months’ prior notice. Mr. Tippl’s employment agreement provides: for him to continue to receive his current annual base salary ($1,433,250); for him to remain eligible to participate in the Company’s annual bonus program for 2017 on the current terms of his participation (target of 150% of base salary); and that the Company will continue to provide him with a Company-paid life insurance policy (face amount of $9.4 million).

Mr. Tippl will be granted a one-time equity award of performance-vesting restricted share units having a value at grant of $3 million, one-half of which will vest on each of December 31, 2018 and December 31, 2019, in each case if the earnings per share objective for the Company set forth in its annual operating plan for the prior year is met or exceeded.  He is also eligible to receive additional annual equity grants with vesting based on the achievement of the Company’s three-year growth plans.

If the agreement is terminated by the Company without “cause” or as a result of Mr. Tippl’s death or disability, his outstanding equity awards will remain outstanding and will vest if and when the underlying performance metrics are satisfied as if his employment had not been terminated.

Durkin Employment Agreement.  Mr. Durkin’s term of employment under his agreement begins as of May 1, 2017 and ends on March 15, 2018. The agreement provides for: a minimum annual base salary of $900,000; eligibility to receive annual discretionary bonuses targeted at 150% of base salary; participation in other benefits generally available to executives; and a Company-paid supplemental life insurance policy with a face amount of $3 million.

Mr. Durkin will initially be granted equity awards having a target value at grant of $3.5 million ($4.2 million at maximum performance), consisting of: options ($700,000 grant value) vesting on March 14, 2018; and performance-vesting restricted share units ($2.8 million grant value at target, $3.5 million at maximum performance) vesting on March 14, 2018, one-half of which based on the level of achievement of the operating income objective for the Company set forth in its annual operating plan for 2017, one-quarter of which based on the level of achievement of the earnings per share objective for the Company set forth in its annual operating plan for 2017, and one-quarter of which based on the level of achievement of the operating income objective for Activision Publishing set forth in the Company’s annual operating plan for 2017.  He is also eligible to receive additional annual equity grants with vesting based on the achievement of the Company’s three-year growth plans, with a target value of $500,000 per year, beginning in 2017.

If the agreement is terminated by reason of Mr. Durkin’s death, his heirs or estate will be entitled to receive, in addition to any amounts earned or accrued but unpaid, a lump sum payment of two times his base salary and a pro rata annual bonus with respect to the current year, and any vested options will generally remain exercisable for one year after his death.  If the agreement is terminated by the Company without “cause”, by Mr. Durkin due to relocation of his principal place of business, or as a result of his disability, he is entitled to receive, in addition to any amounts earned or accrued but unpaid, salary continuation through the expiration date of the agreement and a pro rata annual bonus with respect to the current year, and with respect to termination due to disability, any vested options will generally remain exercisable for one year after such termination.  In addition, if (1) the agreement is terminated for any of the above-referenced reasons between December 31, 2017 and March 14, 2018 (i.e., the vesting of his options) and (2) the Company’s operating income for 2017 is at least 90% of the target set forth in the Company’s annual operating plan for the year and positive, then Mr. Durkin (or his heirs or estate) will receive a payment of $700,000 in consideration of the termination of the options prior to their vesting.  Further, if the agreement is terminated for any of the above-referenced reasons between December 31, 2017 and March 14, 2018 (i.e., the vesting of his restricted share units) and the performance objective under any tranche of that grant has been achieved, Mr. Durkin (or his heirs or estate) will be eligible to receive an amount calculated in accordance with the agreement in consideration of the termination of the performance award prior to its vesting.  Certain payments contemplated by the agreement that would constitute “parachute payments” within the meaning of Section 280G of the Internal Revenue Code are subject to reduction.

Item 9.01.  Financial Statements and Exhibits.

(d)  Exhibits

10.1                                           Employment Agreement, dated May 10, 2017, between Activision Blizzard, Inc. and Collister Johnson.

10.2                                           Employment Agreement, dated May 5, 2017, between Activision Blizzard, Inc. and Spencer Neumann.

10.3                                           Employment Agreement, dated May 5, 2017, between Activision Blizzard, Inc. and Thomas Tippl.

10.4                                           Employment Agreement, dated May 10, 2017, between Activision Blizzard, Inc. and Dennis Durkin.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  May 11, 2017

ACTIVISION BLIZZARD, INC.

By:	/s/ Chris B. Walther
Chris B. Walther
Chief Legal Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Employment Agreement, dated May 10, 2017, between Activision Blizzard, Inc. and Collister Johnson.

10.2	Employment Agreement, dated May 5, 2017, between Activision Blizzard, Inc. and Spencer Neumann.

10.3	Employment Agreement, dated May 5, 2017, between Activision Blizzard, Inc. and Thomas Tippl.

10.4	Employment Agreement, dated May 10, 2017, between Activision Blizzard, Inc. and Dennis Durkin.